Exhibit 10.1

THE BOARD OF DIRECTORS

OF

SEEDO CORP.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held on this 30th day of January, 2019;

The Board of Directors which was present for this meeting & took active part therein was:

Zohar Levy

WHEREAS there has been presented to and considered by this meeting a Motion to appoint new Directors and Board Members of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of Board having considered this matter, has decided and RESOLVED that it has appointed:

JENDAYI FRAZER as Director, and Board Member;
MICHA MAMAN as Director, and Board Member

The Above qualified people, having been nominated, have Accepted their positions and shall join Zohar Levy as Director and Board Member, said appointment and officer status shall begin immediately, to be ratified by the next Shareholder’s meeting to be held on or before March 30th, 2019.

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records

DATED: 30th January, 2019
____________________
Zohar Levy, Director, CEO